UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John C. Ferrara notified TheStreet, Inc. (the “Company”) on September 29, 2015 that he is resigning from his position as Chief Financial Officer of the Company effective October 15, 2015 to pursue other business opportunities. Richard Broitman, the Company’s Chief Accounting Officer, has been appointed as Interim Chief Financial Officer.

Mr. Broitman, who is 62, has served as the Company’s Chief Accounting Officer since June 2009. Mr. Broitman joined the Company as its Controller in July 2000, was appointed Vice President of Finance in October 2007 and was named Acting Chief Accounting Officer in May 2009. Before joining the Company, Mr. Broitman was Controller of Individual Investor Group, an online and print media company, was Director of International Royalties for Bertelsmann Music Group and worked in an audit capacity for both Deloitte Touche Tohmatsu (formerly Touche Ross & Co.) and CBS Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: September 30, 2015
By: /s/ Vanessa J. Soman
Vanessa J. Soman
General Counsel